RenaissanceRe Reports Net Income of $73.2 Million for the Second Quarter of 2015 or $1.59 Per Diluted Common Share; Quarterly Operating Income of $99.9 Million or $2.18 Per Diluted Common Share
Pembroke, Bermuda, July 28, 2015 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $73.2 million, or $1.59 per diluted common share, in the second quarter of 2015, compared to $120.8 million, or $2.95, respectively, in the second quarter of 2014. Operating income available to RenaissanceRe common shareholders was $99.9 million, or $2.18 per diluted common share, for the second quarter of 2015, compared to $93.6 million, or $2.28, respectively, in the second quarter of 2014. The Company reported an annualized return on average common equity of 6.6% and an annualized operating return on average common equity of 9.1% in the second quarter of 2015, compared to 14.2% and 11.0%, respectively, in the second quarter of 2014. Book value per common share increased $1.22, or 1.3%, in the second quarter of 2015 to $96.43, compared to a 3.0% increase in the second quarter of 2014. Tangible book value per common share plus accumulated dividends increased 1.9% in the second quarter of 2015, compared to a 3.5% increase in the second quarter of 2014.
Kevin J. O'Donnell, CEO, commented:  "I am pleased to report $99.9 million of operating income, an operating ROE of 9.1% and 1.9% growth in tangible book value per share plus accumulated dividends for the quarter. Each of our segments executed well during the quarter and we expanded our underwriting capabilities to support our clients, despite the competitive market conditions."
Mr. O'Donnell continued:  "Our integration of Platinum has gone well.  We are operating as one company with a consistent and united approach to the market.  We remain committed to our goal of generating superior returns for our shareholders and third party capital providers over the long term by continuing to be market leaders in matching desirable risk with efficient capital."
SECOND QUARTER 2015 HIGHLIGHTS

•
Gross premiums written of $662.0 million increased $150.5 million, or 29.4%, in the second quarter of 2015, compared to the second quarter of 2014, with the Company’s Specialty Reinsurance and Lloyd’s segments experiencing increases of $108.5 million, or 210.4%, and $44.7 million, or 62.2%, respectively. The Company’s Catastrophe Reinsurance segment gross premiums written decreased by $2.7 million, or 0.7%, in the second quarter of 2015.

•
The Company generated underwriting income of $94.1 million and a combined ratio of 75.2% in the second quarter of 2015, compared to $99.7 million and 61.7%, respectively, in the second quarter of 2014. Underwriting income in the second quarter of 2015 was driven by an increase in net premiums earned, principally the result of increased gross premiums written in the Specialty Reinsurance segment, which was offset by higher current accident year net claims and claim expenses.

•
The Company’s total investment result, which principally includes the sum of net investment income, net realized and unrealized (losses) gains on investments, was $11.3 million in the second quarter of 2015, compared to $61.6 million in the second quarter of 2014. The decrease in the total investment result during the second quarter of 2015 of $50.2 million, compared to the second quarter of 2014, was primarily driven by rising interest rates across the yield curve in our portfolio of fixed maturity investments which resulted in net realized and unrealized losses, as well as lower returns in our portfolio of private equity investments. The lower returns in our portfolio of private equity investments was principally driven by weaker returns in the broader equity markets. Partially offsetting these decreases was a corresponding improvement in our net realized and unrealized gains on investments-related derivatives of $26.7 million related to the rising interest rate environment noted above, and improved returns in our portfolio of equity investments trading driven by an increase in the average invested assets of that portfolio.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $385.4 million in the second quarter of 2015, a decrease of $2.7 million, or 0.7%, compared to the second quarter of 2014. Market conditions remained challenging during the second quarter of 2015, and the Company continued to exercise underwriting discipline given prevailing terms and conditions, resulting in decreased gross premiums written on certain programs and transactions, offset in part by increased demand and growth in certain areas, including some new programs which provided opportunities for growth the Company believes to be attractive.
Managed catastrophe premiums increased $1.5 million, or 0.3%, to $439.3 million in the second quarter of 2015, compared to $437.9 million in the second quarter of 2014.
For the first six months of 2015, managed catastrophe premiums decreased $71.5 million, or 7.7%, to $862.4 million, compared to $933.9 million in the first six months of 2014.
The Catastrophe Reinsurance segment generated underwriting income of $65.9 million and a combined ratio of 59.5% in the second quarter of 2015, compared to $82.4 million and 48.2% in the second quarter of 2014, respectively. The $16.5 million decrease in underwriting income in the second quarter of 2015, compared to the second quarter of 2014, was driven by a $28.9 million increase in current accident year net claims and claim expenses primarily due to a number of weather events in the U.S., partially offset by a $10.2 million increase in favorable development on prior accident years net claims and claim expenses.
The Catastrophe Reinsurance segment experienced $12.0 million of favorable development on prior accident years net claims and claim expenses in the second quarter of 2015, compared to $1.7 million in the second quarter of 2014. The favorable development on prior accident years net claims and claim expenses in the second quarter of 2015 was principally driven by a $10.7 million reduction in reserves related to 2014 U.S. wind and thunderstorm events, with the remainder related to a number of other catastrophe events.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $160.0 million in the second quarter of 2015, an increase of $108.5 million, or 210.4%, compared to the second quarter of 2014, driven by increases across substantially all lines of business, most notably certain casualty and property other lines of business, principally due to the acquisition of Platinum Underwriters Holdings, Ltd. on March 2, 2015. The Company’s specialty reinsurance premiums are prone to significant volatility as this business can be influenced by a relatively small number of relatively large transactions.
For the first six months of 2015, gross premiums written in the Specialty Reinsurance segment increased $78.5 million, or 38.1%, to $284.3 million, compared to $205.8 million in the first six months of 2014.
The Specialty Reinsurance segment generated underwriting income of $22.5 million and a combined ratio of 85.5% in the second quarter of 2015, compared to $11.3 million and 78.9% in the second quarter of 2014, respectively. Impacting underwriting income in the Specialty Reinsurance segment for the second quarter of 2015, compared to the second quarter of 2014, was a $102.0 million increase in net premiums earned as a result of higher gross premiums written during the preceding twelve months and a $12.9 million increase in favorable development on prior accident years net claims and claim expenses; partially offset by a $24.8 million increase in underwriting expenses and a $78.9 million increase in current accident year net claims and claim expenses related to a higher level of attritional losses, each principally due to the increase in net premiums earned.
The Specialty Reinsurance segment experienced $18.3 million of favorable development on prior accident years net claims and claim expenses in the second quarter of 2015, compared to $5.4 million in the second quarter of 2014, principally as a result of better than expected claims emergence, partially offset by adverse development of $2.9 million associated with actuarial assumption changes.

Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $116.6 million in the second quarter of 2015, an increase of $44.7 million, or 62.2%, compared to the second quarter of 2014, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, notwithstanding challenging market conditions.
For the first six months of 2015, gross premiums written in the Lloyd’s segment increased $91.6 million, or 59.0%, to $246.7 million, compared to $155.2 million in the first six months of 2014.
The Lloyd’s segment generated underwriting income of $5.9 million and a combined ratio of 90.4% in the second quarter of 2015, compared to an underwriting loss of $0.6 million and a combined ratio 101.3% in the second quarter of 2014. Impacting underwriting income in the Lloyd’s segment during the second quarter of 2015 was a $13.9 million increase in net premiums earned as a result of the increase in gross premiums written; offset in part by a $4.1 million increase in acquisition expenses and a $2.6 million increase in net claims and claim expenses. The increases in net premiums earned and acquisition expenses were primarily the result of the increase in gross premiums written noted above. Also impacting acquisition expenses was the increased proportion of quota share and delegated authority business written, which generally carry higher acquisition expenses, compared to non-proportional business.
The Lloyd’s segment experienced $3.1 million of favorable development on prior accident years net claims and claim expenses in the second quarter of 2015, compared to $9.4 million in the second quarter of 2014, each principally due to reported claims activity coming in lower than expected on prior accident years events.
Other Items

•
On July 13, 2015, Standard & Poor’s Ratings Services (“S&P”) raised its counterparty credit and financial strength ratings on Renaissance Reinsurance U.S. Inc. (f.k.a. Platinum Underwriters Reinsurance, Inc.) to 'A+' from 'A-' and removed the ratings from credit watch, where S&P had placed them with positive implications on Nov. 24, 2014. S&P also affirmed its 'A-' counterparty credit and financial strength ratings on Platinum Underwriters Bermuda, Ltd. and removed the ratings from credit watch with positive implications, and affirmed its 'A+' counterparty credit and financial strength ratings on RenaissanceRe Specialty Risks Ltd. At the same time, S&P assigned 'A+' counterparty credit and financial strength ratings to RenaissanceRe Specialty U.S. Ltd. The outlook on all these entities is stable.

•
During the second quarter of 2015, the Company repurchased an aggregate of 83 thousand common shares in open market transactions at an aggregate cost of $8.4 million and at an average share price of $101.98.

•
Subsequent to June 30, 2015 and through the period ended July 27, 2015, the Company repurchased 67 thousand common shares in open market transactions at an aggregate cost of $6.9 million and at an average share price of $102.70.

•
Net income attributable to noncontrolling interests in the second quarter of 2015 was $12.2 million, compared to $36.1 million in the second quarter of 2014, principally due to a decrease in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”). The Company’s ownership in DaVinciRe was 26.3% at June 30, 2015, compared to 26.5% at June 30, 2014.

•	During the second quarter of 2015, the Company recorded $7.8 million of corporate expenses associated with the acquisition of Platinum.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 29, 2015 at 9:00 am (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the ability to recognize the benefits of the acquisition of Platinum; the frequency and severity of catastrophic and other events; uncertainties in RenaissanceRe’s reserving processes; the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of RenaissanceRe, its subsidiaries or joint ventures; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that RenaissanceRe or its subsidiaries might be bound to policyholder obligations beyond their underwriting intent; additional risks relating to RenaissanceRe’s acquisition of Platinum, including risks that RenaissanceRe’s future financial performance may differ from projections, risks relating to integration challenges and costs, and other risks that RenaissanceRe may not be able to effectively manage its expanded operations; risks due to RenaissanceRe’s reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that customers may fail to make premium payments due to RenaissanceRe; the risk of failures of reinsurers, brokers or other counterparties to honor their obligations to RenaissanceRe; a contention by the United States Internal Revenue Service that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. or any of RenaissanceRe’s other Bermuda, or non-U.S., subsidiaries, is subject to U.S. taxation; other risks relating to potential adverse tax developments, including the risk that operating subsidiaries of RenaissanceRe could be deemed to be passive foreign investment companies under future rules, regulations or laws; risks relating to adverse legislative developments; risks associated with RenaissanceRe’s investment portfolios; changes in economic conditions or inflation; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director - Corporate Finance	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues
Gross premiums written	$661,997	$511,540	$1,305,575	$1,216,800
Net premiums written	$508,677	$346,407	$912,712	$796,754
Increase in unearned premiums	(128,849)	(85,991)	(236,124)	(249,804)
Net premiums earned	379,828	260,416	676,588	546,950
Net investment income	38,604	34,541	78,311	73,489
Net foreign exchange (losses) gains	(1,740)	2,392	(4,870)	1,331
Equity in earnings of other ventures	6,160	7,232	11,455	11,431
Other income (loss)	1,427	(535)	2,966	(473)
Net realized and unrealized (losses) gains on investments	(26,712)	27,128	15,037	42,055
Total revenues	397,567	331,174	779,487	674,783
Expenses
Net claims and claim expenses incurred	169,344	81,388	246,197	140,303
Acquisition expenses	61,666	33,477	105,067	67,177
Operational expenses	54,673	45,841	100,294	88,465
Corporate expenses	13,032	3,954	58,630	8,499
Interest expense	9,698	4,292	14,949	8,585
Total expenses	308,413	168,952	525,137	313,029
Income before taxes	89,154	162,222	254,350	361,754
Income tax (expense) benefit	1,842	204	49,746	38
Net income	90,996	162,426	304,096	361,792
Net income attributable to noncontrolling interests	(12,167)	(36,078)	(51,829)	(78,846)
Net income available to RenaissanceRe	78,829	126,348	252,267	282,946
Dividends on preference shares	(5,596)	(5,596)	(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders	$73,233	$120,752	$241,076	$271,755

Net income available to RenaissanceRe common shareholders per common share - basic	$1.60	$3.00	$5.61	$6.62
Net income available to RenaissanceRe common shareholders per common share - diluted	$1.59	$2.95	$5.56	$6.52

Average shares outstanding - basic	45,303	39,736	42,467	40,487
Average shares outstanding - diluted	45,657	40,395	42,839	41,149

Net claims and claim expense ratio	44.6%	31.3%	36.4%	25.7%
Underwriting expense ratio	30.6%	30.4%	30.3%	28.4%
Combined ratio	75.2%	61.7%	66.7%	54.1%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.18	$2.28	$5.21	$5.50
Operating return on average common equity - annualized (1)	9.1%	11.0%	11.0%	13.4%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2015	December 31, 2014
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$6,591,434	$4,756,685
Fixed maturity investments available for sale, at fair value	21,754	26,885
Total fixed maturity investments, at fair value	6,613,188	4,783,570
Short term investments, at fair value	1,543,191	1,013,222
Equity investments trading, at fair value	493,056	322,098
Other investments, at fair value	504,693	504,147
Investments in other ventures, under equity method	126,139	120,713
Total investments	9,280,267	6,743,750
Cash and cash equivalents	398,090	525,584
Premiums receivable	1,068,819	440,007
Prepaid reinsurance premiums	276,231	94,810
Reinsurance recoverable	136,464	66,694
Accrued investment income	37,480	26,509
Deferred acquisition costs	173,408	110,059
Receivable for investments sold	149,063	52,390
Other assets	257,621	135,845
Goodwill and other intangibles	275,743	7,902
Total assets	$12,053,186	$8,203,550
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,847,648	$1,412,510
Unearned premiums	1,155,596	512,386
Debt	972,362	249,522
Reinsurance balances payable	512,019	454,580
Payable for investments purchased	511,251	203,021
Other liabilities	228,554	374,108
Total liabilities	6,227,430	3,206,127
Redeemable noncontrolling interest	988,812	1,131,708
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	46,013	38,442
Additional paid-in capital	750,484	—
Accumulated other comprehensive income	2,993	3,416
Retained earnings	3,637,454	3,423,857
Total shareholders’ equity attributable to RenaissanceRe	4,836,944	3,865,715
Total liabilities, noncontrolling interests and shareholders’ equity	$12,053,186	$8,203,550

Book value per common share	$96.43	$90.15

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended June 30, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$385,366	$160,013	$116,618	$—	$661,997
Net premiums written	$270,490	$139,867	$98,320	$—	$508,677
Net premiums earned	$162,705	$155,584	$61,539	$—	$379,828
Net claims and claim expenses incurred	55,376	86,062	27,683	223	169,344
Acquisition expenses	19,314	28,251	14,210	(109)	61,666
Operational expenses	22,090	18,747	13,719	117	54,673
Underwriting income (loss)	$65,925	$22,524	$5,927	$(231)	94,145
Net investment income				38,604	38,604
Net foreign exchange losses				(1,740)	(1,740)
Equity in earnings of other ventures				6,160	6,160
Other income				1,427	1,427
Net realized and unrealized losses on investments				(26,712)	(26,712)
Corporate expenses				(13,032)	(13,032)
Interest expense				(9,698)	(9,698)
Income before taxes and noncontrolling interests					89,154
Income tax expense				1,842	1,842
Net income attributable to noncontrolling interests				(12,167)	(12,167)
Dividends on preference shares				(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders					$73,233

Net claims and claim expenses incurred – current accident year	$67,334	$104,315	$30,771	$—	$202,420
Net claims and claim expenses incurred – prior accident years	(11,958)	(18,253)	(3,088)	223	(33,076)
Net claims and claim expenses incurred – total	$55,376	$86,062	$27,683	$223	$169,344

Net claims and claim expense ratio – current accident year	41.4%	67.0%	50.0%	—%	53.3%
Net claims and claim expense ratio – prior accident years	(7.4)%	(11.7)%	(5.0)%	—%	(8.7)%
Net claims and claim expense ratio – calendar year	34.0%	55.3%	45.0%	—%	44.6%
Underwriting expense ratio	25.5%	30.2%	45.4%	—%	30.6%
Combined ratio	59.5%	85.5%	90.4%	—%	75.2%

	Three months ended June 30, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$388,083	$51,554	$71,903	$—	$511,540
Net premiums written	$233,698	$46,254	$66,452	$3	$346,407
Net premiums earned	$159,152	$53,588	$47,672	$4	$260,416
Net claims and claim expenses incurred	36,730	20,075	25,111	(528)	81,388
Acquisition expenses	17,806	11,699	10,122	(6,150)	33,477
Operational expenses	22,200	10,514	13,058	69	45,841
Underwriting income (loss)	$82,416	$11,300	$(619)	$6,613	99,710
Net investment income				34,541	34,541
Net foreign exchange gains				2,392	2,392
Equity in earnings of other ventures				7,232	7,232
Other loss				(535)	(535)
Net realized and unrealized gains on investments				27,128	27,128
Corporate expenses				(3,954)	(3,954)
Interest expense				(4,292)	(4,292)
Income before taxes and noncontrolling interests					162,222
Income tax benefit				204	204
Net income attributable to noncontrolling interests				(36,078)	(36,078)
Dividends on preference shares				(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders					$120,752

Net claims and claim expenses incurred – current accident year	$38,473	$25,443	$34,555	$—	$98,471
Net claims and claim expenses incurred – prior accident years	(1,743)	(5,368)	(9,444)	(528)	(17,083)
Net claims and claim expenses incurred – total	$36,730	$20,075	$25,111	$(528)	$81,388

Net claims and claim expense ratio – current accident year	24.2%	47.5%	72.5%	—%	37.8%
Net claims and claim expense ratio – prior accident years	(1.1)%	(10.0)%	(19.8)%	(13,200.0)%	(6.5)%
Net claims and claim expense ratio – calendar year	23.1%	37.5%	52.7%	(13,200.0)%	31.3%
Underwriting expense ratio	25.1%	41.4%	48.6%	(152,025.0)%	30.4%
Combined ratio	48.2%	78.9%	101.3%	(165,225.0)%	61.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Six months ended June 30, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$774,613	$284,304	$246,748	$(90)	$1,305,575
Net premiums written	$493,130	$243,782	$175,889	$(89)	$912,712
Net premiums earned	$306,472	$250,460	$119,745	$(89)	$676,588
Net claims and claim expenses incurred	62,970	125,650	57,526	51	246,197
Acquisition expenses	26,968	48,940	28,903	256	105,067
Operational expenses	42,453	32,037	25,659	145	100,294
Underwriting income (loss)	$174,081	$43,833	$7,657	$(541)	225,030
Net investment income				78,311	78,311
Net foreign exchange losses				(4,870)	(4,870)
Equity in earnings of other ventures				11,455	11,455
Other income				2,966	2,966
Net realized and unrealized gains on investments				15,037	15,037
Corporate expenses				(58,630)	(58,630)
Interest expense				(14,949)	(14,949)
Income before taxes and noncontrolling interests					254,350
Income tax benefit				49,746	49,746
Net income attributable to noncontrolling interests				(51,829)	(51,829)
Dividends on preference shares				(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders					$241,076

Net claims and claim expenses incurred – current accident year	$91,458	$153,579	$56,381	$—	$301,418
Net claims and claim expenses incurred – prior accident years	(28,488)	(27,929)	1,145	51	(55,221)
Net claims and claim expenses incurred – total	$62,970	$125,650	$57,526	$51	$246,197

Net claims and claim expense ratio – current accident year	29.8%	61.3%	47.1%	—%	44.5%
Net claims and claim expense ratio – prior accident years	(9.3)%	(11.1)%	0.9%	(57.3)%	(8.1)%
Net claims and claim expense ratio – calendar year	20.5%	50.2%	48.0%	(57.3)%	36.4%
Underwriting expense ratio	22.7%	32.3%	45.6%	(450.6)%	30.3%
Combined ratio	43.2%	82.5%	93.6%	(507.9)%	66.7%

	Six months ended June 30, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$855,794	$205,844	$155,162	$—	$1,216,800
Net premiums written	$493,187	$171,743	$131,821	$3	$796,754
Net premiums earned	$323,736	$123,218	$99,969	$27	$546,950
Net claims and claim expenses incurred	43,185	46,156	51,392	(430)	140,303
Acquisition expenses	24,932	28,246	20,689	(6,690)	67,177
Operational expenses	42,619	20,620	25,091	135	88,465
Underwriting income	$213,000	$28,196	$2,797	$7,012	251,005
Net investment income				73,489	73,489
Net foreign exchange gains				1,331	1,331
Equity in earnings of other ventures				11,431	11,431
Other loss				(473)	(473)
Net realized and unrealized gains on investments				42,055	42,055
Corporate expenses				(8,499)	(8,499)
Interest expense				(8,585)	(8,585)
Income before taxes and noncontrolling interests					361,754
Income tax benefit				38	38
Net income attributable to noncontrolling interests				(78,846)	(78,846)
Dividends on preference shares				(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders					$271,755

Net claims and claim expenses incurred – current accident year	$51,002	$67,365	$55,712	$—	$174,079
Net claims and claim expenses incurred – prior accident years	(7,817)	(21,209)	(4,320)	(430)	(33,776)
Net claims and claim expenses incurred – total	$43,185	$46,156	$51,392	$(430)	$140,303

Net claims and claim expense ratio – current accident year	15.8%	54.7%	55.7%	—%	31.8%
Net claims and claim expense ratio – prior accident years	(2.5)%	(17.2)%	(4.3)%	(1,592.6)%	(6.1)%
Net claims and claim expense ratio – calendar year	13.3%	37.5%	51.4%	(1,592.6)%	25.7%
Underwriting expense ratio	20.9%	39.6%	45.8%	(24,277.8)%	28.4%
Combined ratio	34.2%	77.1%	97.2%	(25,870.4)%	54.1%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $0.1 million for the six months ended June 30, 2015.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$243,246	$240,137	$508,976	$562,885
DaVinci catastrophe premiums	142,120	147,946	265,637	292,909
Total Catastrophe Reinsurance segment gross premiums written	$385,366	$388,083	$774,613	$855,794

Specialty Reinsurance Segment
Casualty	$84,953	$24,472	$147,058	$51,833
Credit	19,911	14,378	48,622	112,152
Property Other	23,215	2,681	28,424	8,163
Other	31,934	10,023	60,200	33,696
Total Specialty Reinsurance segment gross premiums written	$160,013	$51,554	$284,304	$205,844

Lloyd’s Segment
Casualty	$48,426	$30,079	$110,397	$64,651
Catastrophe	33,379	26,665	59,024	48,220
Property Other	24,130	13,568	47,899	26,151
Credit	1,534	567	4,119	582
Other	9,149	1,024	25,309	15,558
Total Lloyd’s segment gross premiums written	$116,618	$71,903	$246,748	$155,162

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$385,366	$388,083	$774,613	$855,794
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	21,411	23,110	35,575	37,225
Catastrophe premiums written in the Lloyd’s segment	33,379	26,665	59,024	48,220
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	(835)	—	(6,785)	(7,355)
Total managed catastrophe premiums (1)	$439,321	$437,858	$862,427	$933,884

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Fixed maturity investments	$33,791	$26,372	$59,730	$50,232
Short term investments	297	286	494	476
Equity investments trading	1,913	779	4,517	1,575
Other investments
Hedge funds and private equity investments	5,425	8,340	15,838	20,657
Other	674	1,483	4,182	6,011
Cash and cash equivalents	127	93	275	184
	42,227	37,353	85,036	79,135
Investment expenses	(3,623)	(2,812)	(6,725)	(5,646)
Net investment income	38,604	34,541	78,311	73,489

Gross realized gains	8,672	12,166	30,204	25,633
Gross realized losses	(21,552)	(2,587)	(26,423)	(8,151)
Net realized (losses) gains on fixed maturity investments	(12,880)	9,579	3,781	17,482
Net unrealized (losses) gains on fixed maturity investments trading	(48,104)	29,918	(22,132)	57,800
Net realized and unrealized gains (losses) on investments-related derivatives	19,816	(6,884)	15,608	(17,783)
Net realized gains on equity investments trading	8,832	5,134	16,313	5,055
Net unrealized gains (losses) on equity investments trading	5,624	(10,619)	1,467	(20,499)
Net realized and unrealized (losses) gains on investments	(26,712)	27,128	15,037	42,055
Change in net unrealized gains on fixed maturity investments available for sale	(560)	(96)	(743)	(261)
Total investment result	$11,332	$61,573	$92,605	$115,283

Total investment return - annualized	0.5%	3.7%	2.2%	3.4%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2)

net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except percentages)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income available to RenaissanceRe common shareholders	$73,233	$120,752	$241,076	$271,755
Adjustment for net realized and unrealized losses (gains) on investments	26,712	(27,128)	(15,037)	(42,055)
Operating income available to RenaissanceRe common shareholders	$99,945	$93,624	$226,039	$229,700

Net income available to RenaissanceRe common shareholders per common share - diluted	$1.59	$2.95	$5.56	$6.52
Adjustment for net realized and unrealized losses (gains) on investments	0.59	(0.67)	(0.35)	(1.02)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.18	$2.28	$5.21	$5.50

Return on average common equity - annualized	6.6%	14.2%	11.8%	15.8%
Adjustment for net realized and unrealized losses (gains) on investments	2.5%	(3.2)%	(0.8)%	(2.4)%
Operating return on average common equity - annualized	9.1%	11.0%	11.0%	13.4%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Book value per common share	$96.43	$95.21	$90.15	$85.78	$84.79
Adjustment for goodwill and other intangibles (1)	(6.51)	(6.64)	(0.86)	(0.88)	(0.86)
Tangible book value per common share	89.92	88.57	89.29	84.90	83.93
Adjustment for accumulated dividends	14.88	14.58	14.28	13.99	13.70
Tangible book value per common share plus accumulated dividends	$104.80	$103.15	$103.57	$98.89	$97.63

Quarterly change in book value per common share	1.3%	5.6%	5.1%	1.2%	3.0%
Quarterly change in tangible book value per common share plus change in accumulated dividends	1.9%	(0.5)%	5.5%	1.5%	3.5%
Year to date change in book value per common share	7.0%				5.6%
Year to date change in tangible book value per common share plus change in accumulated dividends	1.4%				6.4%

(1)
At June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, goodwill and other intangibles included $23.5 million, $24.4 million, $25.3 million, $26.1 million and $27.0 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.